EXHIBIT 99.1
For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2265
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. REPORTS
17% GAIN IN DILUTED EARNINGS PER SHARE
FOR SECOND QUARTER 2006
HIGHLIGHTS:
•	Record Second Quarter Earnings
Diluted Earnings per Share of $.41 — Up 17% Net Income of $17 Million — Up 23% Return on Tangible Equity of 17.68% Total Assets Rise to $6.3 Billion
•	Strong Loan Demand and Rise in Net Interest Margin Drove Performance
BLAIRSVILLE, GA, July 25, 2006 — United Community Banks, Inc. (Nasdaq: UCBI), Georgia’s third-largest bank holding company, today announced record financial results for the second quarter of 2006. Compared with the second quarter of 2005, the company achieved a 16% increase in total revenue, a 23% rise in net income and a 17% gain in diluted earnings per share.
For the second quarter of 2006, net income was $16.9 million compared with $13.8 million a year earlier. Diluted earnings per share increased to $.41 from $.35 a year ago. Total revenue, on a taxable equivalent basis, was $70.6 million compared with $60.6 million for the second quarter of 2005. Return on tangible equity was 17.68% and return on assets was 1.10%, compared with 19.21% and 1.03%, respectively, a year ago.

“Strong demand for loans and deposits continued across all markets,” said Jimmy Tallent, President and Chief Executive Officer of United Community Banks. “Loans increased $226 million during the second quarter, or 20% on an annualized basis, and helped drive the increase in net interest revenue. We more than funded our loan growth by adding $228 million of deposits this quarter — more than half were core deposits. The strong loan growth pushed total assets to $6.3 billion, a 14% increase from a year ago. Our net interest margin was 4.34%, up 22 basis points from a year ago and up 1 basis point from last quarter, as rising short-term interest rates continued to positively affect our slightly asset-sensitive balance sheet.”
For the first six months of 2006, net income increased $5.8 million to $33.0 million, up 21% from $27.2 million for the first half of 2005. Diluted earnings per share of $.80 increased $.11, or 16%, from $.69 for the first six months of 2005. Total revenue, on a taxable equivalent basis, was $138.6 million, up 19% from $116.7 million a year ago. Return on tangible equity was 17.67% and return on assets was 1.10%, compared with 19.52% and 1.04%, respectively, a year ago.
At June 30, 2006, total loans were $4.8 billion, up $737 million, or 18%, from a year ago. All of the loan growth was organic. “Organic growth, with an uncompromising focus on sound credit quality, is at the core of our balanced growth strategy and is further supported by our focused de novo expansion,” Tallent said. “We find the right people and build around them, usually adding two to four new offices a year. The most recent example of this strategy was the announcement yesterday that we will open our 25th community bank in Cleveland, Tennessee, along the high-growth I-75 corridor. Led by veteran Cleveland bankers Mickey Torbett and DeWayne Morrow, our new bank downtown will begin full-service operations as United Community Bank — Cleveland later this month with a total of ten seasoned, local bankers. I am excited to welcome this fine team to our family of United banks and look forward to their growth opportunities in this attractive market.”
Tallent continued, “De novo expansion will continue to allow us to open offices in selective new markets and expand our franchise. Earlier in the year, we opened three offices in Georgia — a second location in Savannah, a fifth location in Hall County, and a commercial loan office in Jasper, just north of Atlanta in Pickens County. Earlier this quarter, we announced an agreement to acquire two banking offices in Sylva and Bryson City, North Carolina and we expect the transaction to close in September. Both of these offices are in markets where we already have a presence and a deep knowledge of the banking environment.”
“The highest level of customer service continues to be our distinguishing characteristic,” Tallent said. “Our relentless focus on service has generated customer satisfaction scores that continue to exceed 90%, well above the comparable industry average of 75%. This personal, caring brand of service is invaluable in building deposits through customer referrals while also maintaining and growing our long-term relationships with existing customers.”
For the second quarter, taxable equivalent net interest revenue of $62.3 million was up $11.1 million, or 22%, from the second quarter of 2005. Taxable equivalent net interest margin for the second quarter was 4.34%, compared with 4.12% a year ago and 4.33% for the first quarter of 2006. “Our balance sheet has remained slightly asset sensitive, which allowed us to benefit from the rise in interest rates as reflected in the expansion of our margin throughout 2005 and into the first half of 2006,” Tallent said.
The second quarter provision for loan losses was $3.7 million, which increased $900,000 from a year earlier and $200,000 from the first quarter of 2006. Annualized net charge-offs to average loans were 9 basis points for the second quarter, compared with 11 basis points for the first quarter of 2006 and 14 basis points for the second quarter of 2005. At quarter-end, non-performing assets totaled $8.8 million compared with $8.4 million at the end of the first quarter of 2006 and $13.5 million a year ago. Non-performing assets as a percentage of total assets were 14 basis points at quarter-end, unchanged from the first quarter of 2006 and down from the 24 basis points at June 30, 2005. “Strong credit quality, rooted with our guiding principle of securing loans with hard assets, is essential to our balanced growth strategy and overall success,”
Tallent said.

Fee revenue of $12.0 million was down slightly from $12.2 million for the second quarter of 2005, primarily due to $530,000 in gains from the sale of two banking offices in the second quarter of 2005. Also impacting fee revenue this quarter was $280,000 in charges for the prepayment of Federal Home Loan Bank advances that were part of our balance sheet management activities. Service charges and fees on deposit accounts increased $548,000 to $6.8 million, primarily due to growth in transactions and new accounts resulting from core deposit programs and higher ATM and debit card usage fees. Mortgage fees, consulting fees and brokerage fees remain substantially unchanged from a year ago.
Operating expenses of $43.5 million increased $4.7 million, or 12%, from the second quarter of 2005. Salaries and employee benefit costs of $28.3 million increased $3.0 million, or 12%, from the second quarter of 2005 due to the increase in staff to support our significant expansion efforts and business growth. Communications and equipment expenses increased $616,000 to $3.7 million due to further investments and upgrades in technology equipment to support business growth and additional banking offices. Advertising and public relations expense rose $249,000 to $1.9 million reflecting the costs of initiatives to raise core deposits and efforts to generate brand awareness in new markets. Occupancy expense increased $198,000 to $2.9 million reflecting the increase in cost to operate additional banking offices added through de novo expansion. The increase in other operating expense was primarily due to write-downs on foreclosed real estate properties and higher costs to support business growth.
“We had a positive operating leverage of four percent this quarter,” Tallent said. “Also, our operating efficiency ratio of 58.53% was within our long-term efficiency goal of 58% to 60%. This reflects the continued strength of our existing franchise, strong revenue growth and disciplined expense controls, which more than offset the cost of reinvesting for the future through our de novo expansion efforts,” Tallent said.
“Our outlook for the balance of 2006 is for earnings per share growth at the upper-end of our long-term goal of 12% to 15%,” Tallent said. “We anticipate core loan growth to be slightly above our targeted range of 10% to 14%. Our net interest margin has benefited from rising short-term interest rates; however, we expect the margin could decline slightly in the second half of

2006, due to further pricing competition for deposits. This outlook assumes a stable economic environment and continued strong credit quality.”
“Our results for the first half of 2006 are leading towards another year of strong growth and superior operating performance,” Tallent stated. “We are committed to excellent customer service while maintaining solid credit quality as we continue our efforts to build shareholder value through our balanced growth strategy of strong internal growth, complemented by selective de novo and merger expansion.”
Conference Call
United Community Banks will hold a conference call on Tuesday, July 25, 2006, at 11 a.m. ET to discuss the contents of this news release, as well as business highlights for the quarter and the financial outlook for the remainder of 2006. The telephone number for the conference call is (866) 700-7441 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at www.ucbi.com.
About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $6.3 billion and operates 25 community banks with 94 banking offices located throughout north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.
(Tables Follow)

UNITED COMMUNITY BANKS, INC.
Selected Financial Information

						Second
	2006		2005			Quarter	For the Six		YTD
(in thousands, except per share	Second	First	Fourth	Third	Second	2006-2005	Months Ended		2006-2005
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2006	2005	Change
INCOME SUMMARY
Interest revenue	$111,728	$102,797	$95,465	$89,003	$80,701		$214,525	$154,350
Interest expense	49,407	43,065	38,576	34,033	29,450		92,472	54,817

Net interest revenue	62,321	59,732	56,889	54,970	51,251	22%	122,053	99,533	23%
Provision for loan losses	3,700	3,500	3,500	3,400	2,800		7,200	5,200
Fee revenue	11,976	11,758	11,373	12,396	12,179	(2)	23,734	22,379	6

Total revenue	70,597	67,990	64,762	63,966	60,630	16	138,587	116,712	19
Operating expenses	43,483	42,222	40,520	41,294	38,808	12	85,705	73,587	16

Income before taxes	27,114	25,768	24,242	22,672	21,822	24	52,882	43,125	23
Income taxes	10,185	9,729	9,012	8,374	8,049		19,914	15,911

Net income	$16,929	$16,039	$15,230	$14,298	$13,773	23	$32,968	$27,214	21

PERFORMANCE MEASURES
Per common share:
Basic earnings	$.42	$.40	$.39	$.37	$.36	17	$.82	$.71	15
Diluted earnings	.41	.39	.38	.36	.35	17	.80	.69	16
Cash dividends declared	.08	.08	.07	.07	.07	14	.16	.14	14
Book value	12.34	12.09	11.80	11.04	10.86	14	12.34	10.86	14
Tangible book value (2)	9.50	9.25	8.94	8.05	7.85	21	9.50	7.85	21

Key performance ratios:
Return on tangible equity (1)(2)(3)	17.68%	17.66%	18.20%	18.90%	19.21%		17.67%	19.52%
Return on equity (1)(3)	13.41	13.25	13.30	13.42	13.46		13.33	13.57
Return on assets (3)	1.10	1.09	1.05	1.01	1.03		1.10	1.04
Net interest margin (3)	4.34	4.33	4.20	4.17	4.12		4.34	4.09
Efficiency ratio	58.53	59.06	58.80	61.16	61.18		58.79	60.36
Dividend payout ratio	19.05	20.00	17.95	18.92	19.44		19.51	19.72
Equity to assets	7.95	8.04	7.69	7.46	7.65		7.99	7.68
Tangible equity to assets (2)	6.22	6.24	5.82	5.53	5.62		6.23	5.60

ASSET QUALITY
Allowance for loan losses	$58,508	$55,850	$53,595	$51,888	$49,873		$58,508	$49,873
Non-performing assets	8,805	8,367	12,995	13,565	13,495		8,805	13,495
Net charge-offs	1,042	1,245	1,793	1,385	1,380		2,287	2,523
Allowance for loan losses to loans	1.22%	1.22%	1.22%	1.22%	1.22%		1.22%	1.22%
Non-performing assets to total assets	.14	.14	.22	.24	.24		.14	.24
Net charge-offs to average loans (3)	.09	.11	.16	.13	.14		.10	.13

AVERAGE BALANCES
Loans	$4,690,196	$4,505,494	$4,328,613	$4,169,170	$3,942,077	19	$4,598,355	$3,870,177	19
Investment securities	1,039,707	1,038,683	1,004,966	1,008,687	996,096	4	1,039,198	971,283	7
Earning assets	5,758,697	5,574,712	5,383,096	5,239,195	4,986,339	15	5,667,213	4,903,610	16
Total assets	6,159,152	5,960,801	5,769,632	5,608,158	5,338,398	15	6,060,526	5,251,913	15
Deposits	4,842,389	4,613,810	4,354,275	4,078,437	3,853,884	26	4,728,731	3,786,276	25
Stockholders’ equity	489,821	478,960	443,746	418,459	408,352	20	484,420	403,286	20
Common shares outstanding:
Basic	40,156	40,088	39,084	38,345	38,270		40,122	38,234
Diluted	41,328	41,190	40,379	39,670	39,436		41,259	39,412

AT PERIOD END
Loans	$4,810,277	$4,584,155	$4,398,286	$4,254,051	$4,072,811	18	$4,810,277	$4,072,811	18
Investment securities	974,524	983,846	990,687	945,922	990,500	(2)	974,524	990,500	(2)
Earning assets	5,862,614	5,633,381	5,470,718	5,302,532	5,161,067	14	5,862,614	5,161,067	14
Total assets	6,331,136	6,070,596	5,865,756	5,709,666	5,540,242	14	6,331,136	5,540,242	14
Deposits	4,976,650	4,748,438	4,477,600	4,196,369	3,959,226	26	4,976,650	3,959,226	26
Stockholders’ equity	496,297	485,414	472,686	424,000	415,994	19	496,297	415,994	19
Common shares outstanding	40,179	40,119	40,020	38,383	38,283		40,179	38,283

(1)	Net income available to common stockholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(2)	Excludes effect of acquisition related intangibles and associated amortization.

(3)	Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2006	2005	2006	2005

Interest revenue:
Loans, including fees	$99,080	$69,446	$189,445	$132,913
Investment securities:
Taxable	11,521	10,190	22,839	19,204
Tax exempt	509	528	1,023	1,053
Federal funds sold and deposits in banks	162	150	320	409

Total interest revenue	111,272	80,314	213,627	153,579

Interest expense:
Deposits:
Demand	8,956	4,379	16,143	7,906
Savings	226	174	454	342
Time	29,599	15,019	54,985	28,027

Total deposit interest expense	38,781	19,572	71,582	36,275
Federal funds purchased, repurchase agreements, & other short-term borrowings	2,078	1,121	3,554	2,006
Federal Home Loan Bank advances	6,380	6,565	13,009	12,222
Long-term debt	2,168	2,192	4,327	4,314

Total interest expense	49,407	29,450	92,472	54,817

Net interest revenue	61,865	50,864	121,155	98,762
Provision for loan losses	3,700	2,800	7,200	5,200

Net interest revenue after provision for loan losses	58,165	48,064	113,955	93,562

Fee revenue:
Service charges and fees	6,828	6,280	13,181	11,894
Mortgage loan and other related fees	1,708	1,742	3,221	3,225
Consulting fees	1,572	1,685	3,156	3,167
Brokerage fees	796	768	1,646	1,210
Securities losses, net	—	(2)	(3)	(2)
Other	1,072	1,706	2,533	2,885

Total fee revenue	11,976	12,179	23,734	22,379

Total revenue	70,141	60,243	137,689	115,941

Operating expenses:
Salaries and employee benefits	28,307	25,274	55,950	47,509
Communications and equipment	3,731	3,115	7,107	6,097
Occupancy	2,916	2,718	5,848	5,386
Advertising and public relations	1,948	1,699	3,836	3,062
Postage, printing and supplies	1,289	1,369	2,805	2,720
Professional fees	1,069	1,071	2,230	2,109
Amortization of intangibles	503	503	1,006	1,006
Other	3,720	3,059	6,923	5,698

Total operating expenses	43,483	38,808	85,705	73,587

Income before income taxes	26,658	21,435	51,984	42,354
Income taxes	9,729	7,662	19,016	15,140

Net income	$16,929	$13,773	$32,968	$27,214

Net income available to common stockholders	$16,924	$13,767	$32,958	$27,201

Earnings per common share:
Basic	$.42	$.36	$.82	$.71
Diluted	.41	.35	.80	.69
Weighted average common shares outstanding:
Basic	40,156	38,270	40,122	38,234
Diluted	41,328	39,436	41,259	39,412

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	June 30,	December 31,	June 30,
(in thousands, except share and per share data)	2006	2005	2005
	(unaudited)	(audited)	(unaudited)
ASSETS

Cash and due from banks	$159,954	$121,963	$117,478
Interest-bearing deposits in banks	21,948	20,607	17,451

Cash and cash equivalents	181,902	142,570	134,929

Securities available for sale	974,524	990,687	990,500
Mortgage loans held for sale	24,000	22,335	34,095
Loans, net of unearned income	4,810,277	4,398,286	4,072,811
Less allowance for loan losses	58,508	53,595	49,873

Loans, net	4,751,769	4,344,691	4,022,938

Premises and equipment, net	124,018	112,887	105,469
Accrued interest receivable	44,187	37,197	31,909
Goodwill and other intangible assets	117,646	118,651	119,617
Other assets	113,090	96,738	100,785

Total assets	$6,331,136	$5,865,756	$5,540,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$662,463	$602,525	$590,306
Interest-bearing demand	1,305,479	1,264,947	1,141,115
Savings	173,985	175,453	177,822
Time:
Less than $100,000	1,388,009	1,218,277	1,041,680
Greater than $100,000	1,106,359	895,466	696,941
Brokered	340,355	320,932	311,362

Total deposits	4,976,650	4,477,600	3,959,226

Federal funds purchased, repurchase agreements, & other short-term borrowings	249,552	122,881	219,218
Federal Home Loan Bank advances	458,587	635,616	800,316
Long-term debt	111,869	111,869	111,869
Accrued expenses and other liabilities	38,181	45,104	33,619

Total liabilities	5,834,839	5,393,070	5,124,248

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 32,200, 32,200 and 37,200 shares issued and outstanding	322	322	372
Common stock, $1 par value; 100,000,000 shares authorized; 40,178,533, 40,019,853 and 38,407,874 shares issued	40,179	40,020	38,408
Common stock issuable; 19,712 and 9,948 shares as of June 30, 2006 and December 31, 2005, respectively	544	271	—
Capital surplus	197,235	193,355	154,480
Retained earnings	277,086	250,563	226,546
Treasury stock; 124,665 shares as of June 30, 2005, at cost	—	—	(2,517)
Accumulated other comprehensive loss	(19,069)	(11,845)	(1,295)

Total shareholders’ equity	496,297	472,686	415,994

Total liabilities and shareholders’ equity	$6,331,136	$5,865,756	$5,540,242

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,

	2006			2005
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,690,196	$98,965	8.46%	$3,942,077	$69,130	7.03%
Taxable securities (3)	991,701	11,521	4.65	946,543	10,190	4.31
Tax-exempt securities (1) (3)	48,006	837	6.98	49,553	869	7.01
Federal funds sold and other interest-earning assets	28,794	405	5.63	48,166	512	4.25

Total interest-earning assets	5,758,697	111,728	7.78	4,986,339	80,701	6.49

Non-interest-earning assets:
Allowance for loan losses	(57,654)			(49,576)
Cash and due from banks	129,389			94,488
Premises and equipment	120,870			103,439
Other assets (3)	207,850			203,708

Total assets	$6,159,152			$5,338,398

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Transaction accounts	$1,282,798	8,956	2.80	$1,109,861	4,379	1.58
Savings deposits	174,533	226	.52	176,624	174	.40
Time deposits less than $100,000	1,344,861	14,066	4.20	1,025,236	7,307	2.86
Time deposits greater than $100,000	1,061,249	12,147	4.59	661,214	5,515	3.35
Brokered deposits	327,962	3,386	4.14	311,933	2,197	2.83

Total interest-bearing deposits	4,191,403	38,781	3.71	3,284,868	19,572	2.39

Federal funds purchased & other borrowings	165,563	2,078	5.03	149,438	1,121	3.01
Federal Home Loan Bank advances	506,531	6,380	5.05	785,523	6,565	3.35
Long-term debt	111,869	2,168	7.77	111,868	2,192	7.86

Total borrowed funds	783,963	10,626	5.44	1,046,829	9,878	3.78

Total interest-bearing liabilities	4,975,366	49,407	3.98	4,331,697	29,450	2.73

Non-interest-bearing liabilities:
Non-interest-bearing deposits	650,986			569,016
Other liabilities	42,979			29,333

Total liabilities	5,669,331			4,930,046
Stockholders’ equity	489,821			408,352

Total liabilities and stockholders’ equity	$6,159,152			$5,338,398

Net interest revenue		$62,321			$51,251

Net interest-rate spread			3.80%			3.76%

Net interest margin (4)			4.34%			4.12%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $21.6 million and $782,000 in 2006 and 2005, respectively, are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis (continued)
For the Six Months Ended June 30,

	2006			2005
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,598,355	$189,219	8.30%	$3,870,177	$132,266	6.89%
Taxable securities (3)	990,698	22,839	4.61	921,564	19,204	4.17
Tax-exempt securities (1) (3)	48,500	1,683	6.94	49,719	1,733	6.97
Federal funds sold and other interest-earning assets	29,660	784	5.29	62,150	1,147	3.69

Total interest-earning assets	5,667,213	214,525	7.63	4,903,610	154,350	6.34

Non-interest-earning assets:
Allowance for loan losses	(56,247)			(48,869)
Cash and due from banks	125,957			93,446
Premises and equipment	118,245			102,927
Other assets (3)	205,358			200,799

Total assets	$6,060,526			$5,251,913

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Transaction accounts	$1,264,373	$16,143	2.57	$1,092,181	$7,906	1.46
Savings deposits	175,161	454	.52	175,033	342	.39
Time deposits less than $100,000	1,307,676	26,101	4.03	1,010,395	13,769	2.75
Time deposits greater than $100,000	1,020,682	22,556	4.46	626,918	9,884	3.18
Brokered deposits	321,562	6,328	3.97	329,396	4,374	2.68

Total interest-bearing deposits	4,089,454	71,582	3.53	3,233,923	36,275	2.26

Federal funds purchased & other borrowings	147,185	3,554	4.87	144,533	2,006	2.80
Federal Home Loan Bank advances	546,405	13,009	4.80	778,160	12,222	3.17
Long-term debt	111,868	4,327	7.80	111,868	4,314	7.78

Total borrowed funds	805,458	20,890	5.23	1,034,561	18,542	3.61

Total interest-bearing liabilities	4,894,912	92,472	3.81	4,268,484	54,817	2.59

Non-interest-bearing liabilities:
Non-interest-bearing deposits	639,276			552,354
Other liabilities	41,918			27,789

Total liabilities	5,576,106			4,848,627
Stockholders’ equity	484,420			403,286

Total liabilities and stockholders’ equity	$6,060,526			$5,251,913

Net interest revenue		$122,053			$99,533

Net interest-rate spread			3.82%			3.75%

Net interest margin (4)			4.34%			4.09%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $17.9 million in 2006 and pretax unrealized gains of $1.1 million in 2005 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.